Exhibit 99.1
FOR IMMEDIATE RELEASE
Life Time Reports Preliminary Estimated Fourth Quarter and Full-Year 2025 Financial Results and Introduces Select Fiscal 2026 Guidance
•Total revenue estimated to increase 12.2% to $743 – $745 million for the fourth quarter and 14.2% to $2,993 – $2,995 million for the year*
•Net income estimated to increase 226.6% to $120 – $123 million for the fourth quarter and 138.5% to $371 – $374 million for the year*
•Diluted EPS estimated to increase 211.8% to $0.52 – $0.54 for the fourth quarter and 122.3% to $1.63 – $1.66 for the year*
•Adjusted net income estimated to increase 25.2% to $74 – $77 million for the fourth quarter and 61.3% to $322 – $325 million for the year*
•Adjusted EBITDA estimated to increase 13.6% to $200 – $202 million for the fourth quarter and 21.7% to $823 – $825 million for the year*
•Adjusted diluted EPS estimated to increase 22.2% to $0.32 – $0.34 for the fourth quarter and 50.0% to $1.41 – $1.44 for the year*
•Company introduces select financial guidance for FY 2026
* Percentages are at the midpoint of our estimated results
CHANHASSEN, Minn. (January 22, 2026) – Life Time Group Holdings, Inc. (“Life Time,” “we,” “our,” “us,” or the “Company”) (NYSE: LTH) today announced its preliminary estimated unaudited financial results for the fourth quarter and full-year fiscal 2025. The Company also introduced select guidance for full-year fiscal 2026. The Company plans to release its full fourth quarter and fiscal year 2025 results on February 24, 2026.
Select Preliminary Financial Information

	Three Months Ended		Percent Change (Using midpoint as illustrative)	Year Ended		Percent Change (Using midpoint as illustrative)
($ in millions, except memberships and per membership data)	December 31,			December 31,
	2025 (Preliminary)	2024 (Actual)		2025 (Preliminary)	2024 (Actual)
Total revenue	$743 – $745	$663.3	12.2%	$2,993 – $2,995	$2,621.0	14.2%
Rent	$86 – $87	$79.1	9.4%	$338 – $339	$304.9	11.0%
Net income (1)	$120 – $123	$37.2	226.6%	$371 – $374	$156.2	138.5%
Adjusted net income	$74 – $77	$60.3	25.2%	$322 – $325	$200.5	61.3%
Adjusted EBITDA	$200 – $202	$177.0	13.6%	$823 – $825	$676.8	21.7%
Comparable center revenue (2)	9.7% – 9.9%	13.5%		11.0% – 11.1%	12.2%
Center memberships, end of period	822,380	812,062	1.3%	822,380	812,062	1.3%
Average center revenue per center membership	$880 – $882	$796	10.7%	$3,529 – $3,531	$3,160	11.7%
(1)    Net income is preliminarily estimated to include approximately $46 million and $49 million of tax-effected income for the three months and year ended December 31, 2025, respectively, related to (i) payroll tax credits for employee retention under the CARES Act, (ii) payment to us in partial satisfaction of legal claims, net of fees, and (iii) income tax benefits due to a significant exercise of stock options by our Chief Executive Officer that were set to expire in 2025, as well as other adjustments to determine Adjusted net income. Refer to the Adjusted net income reconciliation table under “Use of Non-GAAP Financial Measures” below for additional information.
(2)    The Company includes a center, for comparable center revenue purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.

Select Fiscal 2026 Annual Guidance
The Company introduced the following select financial guidance for full-year fiscal 2026:

			Percent
	Year Ending	Year Ended	Change
	December 31, 2026	December 31, 2025	(Using
($ in millions)	(Guidance)	(Preliminary)	midpoints)
Total revenue	$3,300 – $3,330	$2,993 – $2,995	10.7%
Rent	$378 – $388	$338 – $339	13.1%
Net income (1)	$330 – $336	$371 – $374	(10.6)%
Adjusted net income	$369 – $378	$322 – $325	15.5%
Adjusted EBITDA	$910 – $925	$823 – $825	11.3%
(1)    Net income is preliminarily estimated to include approximately $49 million of tax-effected income for the year ended December 31, 2025 related to (i) payroll tax credits for employee retention under the CARES Act, (ii) payment to us in partial satisfaction of legal claims, net of fees, and (iii) income tax benefits due to a significant exercise of stock options by our Chief Executive Officer that were set to expire in 2025, as well as other adjustments to determine Adjusted net income. Refer to the Adjusted net income reconciliation table under “Use of Non-GAAP Financial Measures” below for additional information.
The Company also expects the following operational and financial results for full-year fiscal 2026:
•Open 12 to 14 new clubs, most of which will be large-format, ground-up construction clubs. We expect the total square footage of our 2026 class of clubs to be approximately 1.2 million square feet, nearly double the square footage of each of our 2024 and 2025 class of clubs. We expect the majority of our 2026 class of clubs to open in the back half of the year, including six to seven in the fourth quarter of 2026.
•Comparable center revenue growth of 6.3% to 7.3%, which includes our ramping and mature clubs.
•Rent to include non-cash rent expense of $24 million to $27 million.
•Cash income tax expense of $57 million to $59 million.
•Interest expense, net of interest income, of approximately $56 million to $60 million, reflecting full year benefits of reduced interest expense on our term loan facility as a result of our execution of an interest rate swap and repricing during 2025 and greater capitalized interest expense due to increased construction activity related to clubs expected to open in 2026 and 2027.
•Manage our net debt to Adjusted EBITDA leverage ratio to maintain at or below 2.00 times.
# # #
About Life Time
Life Time (NYSE: LTH) empowers people to live healthy, happy lives through its more than 185 athletic country clubs across the U.S. and Canada, the complimentary and comprehensive Life Time app featuring its L•AI•C™ AI-powered health companion, and more than 25 iconic athletic events. Serving people ages 90 days to 90+ years, the Life Time ecosystem uniquely delivers healthy living, healthy aging, and healthy entertainment experiences, a range of unique healthy way of life programs, highly trusted LTH nutritional supplements and more. Recognized as a Great Place to Work®, the Company is committed to upholding an exceptional culture for its 44,000 team members.
Unaudited Preliminary Estimated Results for the Three Months and Year-Ended December 31, 2025
The Company’s unaudited preliminary estimated financial results are based on information available to us as of the date of this press release. The amounts set forth herein are subject to revision based upon the completion of our year-end financial closing process and audit, a final review by our management, audit committee and independent registered public accounting firm (“Deloitte”) and the preparation of full financial statements and related notes. The unaudited preliminary estimated financial information included in this press release has been prepared by, and is the responsibility of, our management. Deloitte has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto.
The processes we have used to produce the unaudited preliminary estimated financial information required a greater degree of estimation and assumptions than required during a typical year-end closing process. During our completion of our closing process and audit, we may identify additional items that require adjustments to the unaudited preliminary estimated financial information presented in this press release. The unaudited preliminary estimated financial information should not be considered a substitute for the audited consolidated financial statements and related notes for the year ended December 31, 2025, once they become available.

The preliminary estimated financial results presented in this press release do not purport to indicate our final results of operations for the three months ended December 31, 2025, or the year ended December 31, 2025, nor are they necessarily indicative of any future period and should be read together with our audited consolidated financial statements and related notes, our unaudited condensed consolidated financial statements and related notes and our other financial information reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025.
Use of Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in accordance with GAAP, including Adjusted net income, Adjusted net income per common share, Adjusted EBITDA, and net debt and ratios and calculations with respect thereto. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income, net income per common share, or total debt (defined as long-term debt, net of current portion, plus current maturities of debt) as a measure of financial performance or liquidity or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Adjusted net income is defined as net income excluding the impact of share-based compensation expense as well as (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations, less the tax effect of these adjustments. Adjusted EBITDA is defined as net income before interest expense, net, provision for income taxes and depreciation and amortization, excluding the impact of share-based compensation expense as well as (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of the Company’s ongoing operations. Net debt is as of the last day of the respective quarter or year. Our net debt leverage ratio is calculated as our net debt divided by our trailing twelve months of Adjusted EBITDA.
The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.
The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.
The following table provides a reconciliation of net income and income per common share, the most directly comparable GAAP measures, to Adjusted net income and Adjusted net income per common share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
($ in millions, except per share data)	(Preliminary)	(Actual)	(Preliminary)	(Actual)
Net income	$120 – $123	$37.2	$371 – $374	$156.2
Share-based compensation expense (a)	7 – 6	20.6	52 – 51	51.0
(Gain) loss on sale-leaseback transactions (b)	(18) – (18)	—	(13) – (13)	(2.6)
Capital transaction costs (c)	—	—	2 – 2	—
Legal settlements (d)	(39) – (39)	—	(39) – (39)	1.9
Employee retention credits (e)	(20) – (20)	—	(55) – (55)	—
Asset impairments (f)	6 – 6	—	6 – 6	—
Other (g)	—	10.3	—	8.9
Taxes (h)	18 – 19	(7.8)	(2) – (1)	(14.9)
Adjusted net income	$74 – $77	$60.3	$322 – $325	$200.5

Income per common share:
Basic	$0.54 – $0.56	$0.18	$1.68 – $1.71	$0.77
Diluted	$0.52 – $0.54	$0.17	$1.63 – $1.66	$0.74
Adjusted income per common share:
Basic	$0.33 – $0.35	$0.29	$1.46 – $1.49	$0.99
Diluted	$0.32 – $0.34	$0.27	$1.41 – $1.44	$0.95
Weighted-average common shares outstanding:
Basic	220 – 222	207.1	218 – 220	201.6
Diluted	226 – 228	220.3	225 – 227	211.2
(a)    Share-based compensation expense preliminarily estimated to be recognized during the three months and year ended December 31, 2025 was associated with stock options, restricted stock units, performance stock units, our employee stock purchase plan (“ESPP”), and liability-classified awards related to our 2025 short-term incentive plan. Share-based compensation expense recognized during the three months and year ended December 31, 2024 was associated with stock options, restricted stock units, performance stock units, our ESPP, and liability-classified awards related to our 2024 short-term incentive plan.
(b)    We adjust for the impact of gains and losses on the sale-leaseback of our properties as they do not reflect costs associated with our ongoing operations.
(c)    Represents one-time costs related to capital transactions, including debt and equity offerings that are non-recurring in nature.
(d)    We adjust for the impact of unusual legal settlements or judgments as these costs and proceeds are non-recurring in nature and do not reflect costs or proceeds associated with our normal ongoing operations. The vast majority of the preliminarily estimated adjustment for the three months and year ended December 31, 2025 is payment of nearly $40 million by Zurich American Insurance Company in partial satisfaction of legal claims against Zurich for its failure to provide certain business interruption insurance coverage related to the government-ordered suspensions of our club operations in 2020 during the COVID-19 pandemic, representing payment of up to $1.0 million plus interest for 26 occurrences of 29 total occurrences found by the Minnesota Court of Appeals in an order dated August 11, 2025. This payment is offset by preliminarily estimated legal-related expenses in pursuit of our claim against Zurich of $0.9 million for the three months ended December 31, 2025, and $1.0 million and $0.6 million for the years ended December 31, 2025 and 2024, respectively. This adjustment also includes $1.3 million of other costs related to unusual legal settlements or judgments for the year ended December 31, 2024.
(e)    Represents refundable payroll tax credits for employee retention under the CARES Act.
(f)    Represents preliminarily estimated non-cash asset impairments of our long-lived assets related to non-club businesses.
(g)    Includes (i) a $10.3 million and $13.8 million write-off of the unamortized debt discounts and issuance costs associated with the extinguishment of our former term loan facility and construction loan and the loss on the satisfaction and discharge of our 5.750% Senior Secured Notes and 8.000% Senior Unsecured Notes for the three months and year ended December 31, 2024, respectively, (ii) gain on sales of land of $(5.0) million for the year ended December 31, 2024, and (iii) other immaterial transactions that are unusual or non-recurring in nature preliminarily estimated to be $(0.1) million for the three months ended December 31, 2025.
(h)    Represents the estimated tax effect of the total adjustments made to arrive at Adjusted net income using the effective income tax rates for the respective periods. Taxes for the year ended December 31, 2025 is preliminarily estimated to include $12.6 million in income tax benefits due to a significant exercise of stock options by our Chief Executive Officer that were set to expire in 2025.

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
($ in millions)	(Preliminary)	(Actual)	(Preliminary)	(Actual)
Net income	$120 – $123	$37.2	$371 – $374	$156.2
Interest expense, net of interest income	18 – 17	37.0	83 – 82	148.1
Provision for income taxes	49 – 51	12.6	120 – 122	52.5
Depreciation and amortization	77 – 76	69.6	296 – 295	274.7
Share-based compensation expense (a)	7 – 6	20.6	52 – 51	51.0
(Gain) loss on sale-leaseback transactions (b)	(18) – (18)	—	(13) – (13)	(2.6)
Capital transaction costs (c)	—	—	2 – 2	—
Legal settlements (d)	(39) – (39)	—	(39) – (39)	1.9
Employee retention credits (e)	(20) – (20)	—	(55) – (55)	—
Asset impairments (f)	6 – 6	—	6 – 6	—
Other (g)	—	—	—	(5.0)
Adjusted EBITDA	$200 – $202	$177.0	$823 – $825	$676.8
(a) – (f)    See the corresponding footnotes to the table immediately above.
(g)    Includes gain on sales of land of $(5.0) million for the year ended December 31, 2024.

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted net income:

Year Ending
($ in millions)	December 31, 2026
Net income	$330 – $336
Share-based compensation expense	54 – 58
Taxes	(15) – (16)
Adjusted net income	$369 – $378

The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

Year Ending
($ in millions)	December 31, 2026
Net income	$330 – $336
Interest expense, net of interest income	60 – 56
Provision for income taxes	129 – 130
Depreciation and amortization	337 – 345
Share-based compensation expense	54 – 58
Adjusted EBITDA	$910 – $925

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its current expectations for the fourth quarter and year ended 2025 financial results and its financial outlook for fiscal year 2026, growth, capital expenditures, leverage, interest expense, consumer demand, industry and economic trends, taxes, rent expense and expected number, size and timing of new center openings. These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.
Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, risks relating to our business operations and competitive and economic environment, risks relating to our brand, risks relating to the growth of our business, risks relating to our technological operations, risks relating to our capital structure and lease obligations, risks relating to our human capital, risks relating to legal compliance and risk management and risks relating to ownership of our common stock and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025 (File No. 001-40887), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Investors
Connor Wienberg, Investor Relations // cwienberg@lt.life or 952-229-7401
Ken Cooper, Investor Relations // kcooper2@lt.life or 952-406-2322
Media
Jason Thunstrom, Corporate Communications // jthunstrom@lt.life or 952-229-7435